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                                                                     EXHIBIT 11

              [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]


                                                              December 29, 1995


AIM Equity Funds, Inc.
11 Greenway Plaza
Suite 1919
Houston, TX  77046

          RE:  SHARES OF AIM EQUITY FUNDS, INC.

Gentlemen:

          We have acted as counsel to AIM Equity Funds, Inc., a Maryland corporation (the "Company"), in connection with the proposed Agreement and Plan of Reorganization (the "Agreement") between the Company and Baird Blue Chip Fund, Inc., a Wisconsin corporation ("Baird Blue Chip"), and the consummation of the transactions contemplated therein. The Agreement contemplates the acquisition of substantially all of the assets of Baird Blue Chip by the Company in exchange for Class A shares of Common Stock of the AIM Blue Chip Fund, a portfolio of the Company, which shares will be issued directly by the Company to the shareholders of Baird Blue Chip (the "Transaction"). Each shareholder of Baird Blue Chip will receive that number of shares of AIM Blue Chip Fund (the "Shares") representing interests with an aggregate net asset value equal to the aggregate net asset value of his or her shares of Baird Blue Chip.

          The opinion expressed below is based on the assumption that a Registration Statement on Form N-14 with respect to the Shares ill have been filed by the Company with the Securities and Exchange Commission and will have become effective before the Transaction occurs.

          Based on the foregoing, we are of the opinion that the Shares, when issued by the Company directly to the shareholders of Baird Blue chip in accordance with the terms and conditions of the Agreement, will be legally issued, fully paid and nonassessable.
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AIM Equity Funds, Inc.
December 29, 1995
Page 2


          We consent to the filing of this opinion as Exhibit 11 to the Company's Registration Statement on Form N-14 and to the references to this firm in such Registration Statement.

                                                 Very truly yours,


                                                 BALLARD SPAHR ANDREWS &
                                                 INGERSOLL